                                                                   EXHIBIT 10.17

                                  SUPERCOM LTD.
                               Millennium Building
                         3 Tidhar Street, P.O. Box 2094
                              Raanana 43665 Israel

                                                             June 30, 2003

Robert Ellin
Atlantis Equities, Inc.
750 Lexington Avenue
New York, New York

         Re: Amendment to Finder Letter Agreement

Dear Mr. Ellin:

         Reference is hereby made to that certain letter agreement (the "Letter
Agreement"), dated May 1, 2003, by and between SuperCom Ltd. ("SuperCom") and
Atlantis Equities, Inc. or its designee ("Atlantis") with respect to Atlantis'
role as finder with respect to the prospective merger between SuperCom and
PerfectData Corporation. Capitalized terms used herein and defined in the Letter
Agreement shall have the meanings set forth therein unless specifically defined herein. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SuperCom and Atlantis hereby agree as follows:

         Paragraph 1 of the Letter Agreement shall be deleted and replaced with the following:

         "As compensation for the services provided by Atlantis in connection with the Merger Transaction, upon consummation of the Merger Transaction,
Atlantis (or its designee) shall be issued such number of shares of Common Stock of PerfectData Corporation or any other entity resulting from the Merger
Transaction (the "Shares") equal to five percent (5.0%) of the issued and outstanding shares of Common Stock of PerfectData Corporation, or any other entity resulting from the Merger Transaction (on a fully-diluted basis), after giving effect to the consummation of the Merger Transaction (the "Transaction
Fee"); provided, however, if the net cash (as such net cash amount is calculated for purposes of the definitive merger agreement) of PerfectData at the closing of the Merger Transaction is less than $2,000,000 (or such lesser amount as provided in the second proviso of Section 5(b) of the Letter of Intent), then the Transaction Fee shall be reduced to an amount equal to 4.5% multiplied by a fraction, the numerator of which is the net cash at Closing and the denominator of which shall be $2,000,000 (or such lesser amount as provided in the second proviso of Section 5(b) of the Letter of Intent). Of such Shares issued as the
Transaction Fee, one-fifth (1/5th) of such Shares shall be issued to Atlantis or its designee and four-fifths (4/5th) of such Shares shall be issued to
ConnectivCorp, a designee of Atlantis. The Shares shall have "piggyback"
registration rights as well as any other registration rights which are granted to the officers, directors and stockholders of Supercom (the "Insiders") with respect to shares of Common Stock received by the Insiders in the Merger
Transaction. In addition, the Shares shall be subject to the same lock-up agreement as the directors and executive officers of SuperCom."

         Except as expressly set forth herein, each of the parties hereto acknowledges that the Letter Agreement shall remain in full force and effect without modification. This amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Kindly indicate your agreement to the foregoing by signing in the space marked "AGREED TO" below.

                                              Sincerely,

                                              SUPERCOM LTD.

                                              By: /s/ Avi Schecther
                                              ---------------------------------
                                              Name: Avi Schechter
                                              Title: Chief Executive Officer
AGREED TO:

ATLANTIS EQUITIES, INC.

By: /s/ Robert Ellin
-----------------------------
Name:  Robert Ellin
Title: